PRICING SUPPLEMENT NO. 63 (REVISED)                             Rule 424(b)(3)
DATED: April 17, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated Janury 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes    Book Entry Notes
$50,000,000                     [x]                    [x]

Original Issue Date:            Fixed Rate Notes       Certificated Notes
April 24, 1998                  [_]                    [_]


Maturity Date:                  CUSIP#: 073928 AX 1
April 20, 2000

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                           Optional           Optional
                        Redemption         Repayment          Repayment
Redeemable On           Price(s)           Date(s)            Price(s)
-------------           ----------         ----------         ----------

N/A                     N/A                N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[_]         Commercial Paper Rate               Minimum Interest Rate: N/A

[_]         Federal Funds Rate                  Interest Reset Date(s): *

[_]         Treasury Rate                       Interest Reset Period: Monthly

[_]         LIBOR Reuters                       Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                          Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.0825%
--------------------------------------

*        The 24th of each month.

**       The 24th of each month.

*** The one-month LIBOR rate on April 22, 1998 plus 8.25 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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